UNITED STATES

SECURITIES AND EXCHANGE COMMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2016

BUSINESS FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Louisiana	333-200112	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8440 Jefferson Highway, Suite 101 Baton Rouge, Louisiana	70809
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 25, 2016, Business First Bancshares, Inc. (“Business First”) and its wholly-owned subsidiary, Business First Bank (the “Bank”) formally designated Philip Jordan, the Bank’s Executive Vice President and Western Region Chief Executive Officer, as an “executive officer” for SEC reporting purposes. Mr. Jordan was promoted to the position of Executive Vice President and Western Region Chief Executive Officer for the Bank in July of 2015 in connection management restructuring following Business First’s acquisition of American Gateway Financial Corporation. At a meeting held on February 25, 2016, Business First’s board of directors reviewed the definition of “executive officer” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”) and related regulations. Business First’s board of directors also reviewed Mr. Jordan’s current duties and responsibilities as the Bank’s Executive Vice President and Western Region Chief Executive Officer and determined that Mr. Jordan should be formally designated as an “executive officer” of Business First and the Bank for Exchange Act reporting purposes.

Philip Jordan, age 43, joined the Bank in 2008 and most recently served as its Northwest Louisiana Region Market President prior to his promotion to Executive Vice President and Western Region Chief Executive Officer. Mr. Jordan currently presides over the southwest, northwest and Lafayette Louisiana areas, which include enterprises ranging from oil field support and petrochemical manufacturing to other commerce. Mr. Jordan has more than twenty years of banking experience.

Mr. Jordan does not currently have an employment agreement with Business First or the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 29, 2016

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, IIII
David R. Melville, IIII
President and Chief Executive Officer